Exhibit 99.1

BDCA Venture Reports Q3 2015 Results

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--November 12, 2015--BDCA Venture, Inc. (“BDCA Venture” or the “Company”) (Nasdaq: BDCV), a closed-end fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), announced today operating and financial results for the three and nine month periods ended September 30, 2015.

Q3 2015 Highlights and Recent Developments:

Termination of Investment Advisory Agreement – On October 5, 2015, the Company’s Board of Directors (the “Board”) approved the termination of the Investment Advisory and Administrative Services Agreement dated July 1, 2014 (the “Investment Advisory Agreement”) between the Company and its investment adviser, BDCA Venture Adviser, LLC (the “Adviser”). The effective date of termination of the Investment Advisory Agreement will be December 6, 2015, unless shortened or extended by mutual written agreement of the Company and the Adviser (the “Termination Date”). Following the Termination Date, the Adviser will no longer be obligated to perform investment advisory and administrative services or provide personnel to serve as officers of the Company.

Investment Objective and Strategy – On October 5, 2015, the Board determined that the Company will no longer make investments in new venture capital-backed or high growth companies and will now shift its focus to the orderly monetization of the Company’s current holdings. The Company may consider making opportunistic follow-on investments in its existing portfolio companies. The Board may also consider using the Company’s available cash resources to make suitable liquid investments, which generate current income that would enable the Company to offset some of its ongoing operating expenses. The Board is continuing to assess the Company's investment objective and strategy, use of available cash resources and its business operations going forward.

Distribution Policy – The Company has paid regular first, second and third quarter cash distributions in the amount of $0.15 per share, or a total of approximately $4.4 million. The Board has confirmed that the previously declared fourth quarter of 2015 distribution of $0.15 per share will be paid on December 18, 2015 to stockholders of record on December 4, 2015. Since the Company currently expects to incur a net investment loss and net realized loss for 2015, these distributions are likely to represent a return of capital and stockholders should not draw any conclusions about the Company’s investment performance from the amount of these scheduled distributions. The Board is currently assessing the Company's distribution policy. However, the Board does not currently intend to pay regular quarterly distributions for 2016.

Stock Repurchase Program – On September 22, 2014, the Board authorized a stock repurchase program of up to $5 million. This stock repurchase program expired on September 22, 2015, without being extended by the Board. During the nine months ended September 30, 2015, the Company repurchased 117,510 shares of its common stock at an average price of $4.96 per share. On November 10, 2015, the Board authorized a stock repurchase program of up to $1 million. Under the repurchase program, the Company may repurchase shares of its common stock in open market transactions, including through block purchases, depending on prevailing market conditions and other factors.

Engagement of Third Party Administrator – On November 10, 2015, the Board approved the Company’s engagement of US Bancorp Fund Services, LLC to provide administration and accounting services to the Company pursuant to an Administration Servicing Agreement and a Fund Accounting Servicing Agreement, respectively. The Board is also negotiating with another third party to provide administrative consulting services to the Company, including the provision of personnel to act as certain executive officers of the Company, including the Chief Executive Officer and Chief Financial Officer, following the Termination Date.

Balance Sheet: Net assets at September 30, 2015 were $54.5 million (or $5.63 per share), consisting of 12 portfolio company investments with a fair value of $39.0 million and cash and cash equivalents of $16.2 million. There were 9,676,484 shares of common stock issued and outstanding as of September 30, 2015.

Results of Operations and Change in Net Asset Value (“NAV”): At September 30, 2015, NAV was $5.63 per share, a decline of $0.66 per share from June 30, 2015 and $1.19 per share from December 31, 2014. The change in NAV for the three and nine months ended September 30, 2015 is summarized in the following table.

	Three Months Ended		Nine Months Ended
	September 30, 2015		September 30, 2015
	Amount	Per Share(1)	Amount	Per Share(1)

Net Asset Value, Beginning of Period (2)	$61,133,575	$6.29	$66,833,537	$6.82

Components of the Change in Net Asset Value:
Net Investment Income (Loss)	335,992	0.03	(1,356,175)	(0.14)
Net Realized Loss	-	-	(1,162,132)	(0.12)
Net Decrease in Unrealized Appreciation	(5,336,179)	(0.54)	(4,896,912)	(0.50)
Stockholder Distributions	(1,452,508)	(0.15)	(4,385,400)	(0.45)
Repurchases of Common Stock (3)	(230,430)	-	(582,468)	0.02
Change in Net Asset Value	(6,683,125)	(0.66)	(12,383,087)	(1.19)

Net Asset Value, End of Period (2)	$54,450,450	$5.63	$54,450,450	$5.63

(1)	Unless otherwise indicated, per share data is based on weighted average common shares outstanding during the period.
(2)	Per share data is based on total common shares outstanding at the beginning and end of the corresponding period.
(3)	Represents the increase in net asset value attributable to repurchases of common stock during the period. The increase in net asset value per share attributable to repurchases of common stock for the three months ended September 30, 2015 was $0.01 per share. However, for purposes of this presentation, the per share amount attributable to repurchases of common stock was decreased by $0.01 per share to a total of $0.00 per share to reconcile the change in net asset value per share to the other per share information presented.

Portfolio Analysis: As of September 30, 2015, the Company held equity investments in 12 portfolio companies, one of which is publicly traded (Tremor Video) and 11 of which are private companies, with a fair value of $39.0 million.

Based on the quarterly calls with the management of the Company’s private portfolio companies, the Company does not believe that any of its 11 private portfolio companies will complete an IPO or a strategic merger or sale during the next 12 months, other than Suniva. The Company further believes there may be limited opportunities to sell its interests in existing private portfolio companies to third parties in privately negotiated transactions. Accordingly, it is possible that an orderly monetization of the Company’s current holdings may take three to five years or more.

The table below sets forth: (i) the unrealized appreciation (depreciation) of each of the Company’s portfolio companies held as of September 30, 2015, and (ii) the net change in unrealized appreciation (depreciation) during the three and nine months ended September 30, 2015 of each of the Company’s portfolio companies.

				Quarter to	Year to
	September 30, 2015			Date	Date
				Change In	Change In
			Unrealized	Unrealized	Unrealized
			Appreciation	Appreciation	Appreciation
Portfolio Company	Cost	Fair Value	(Depreciation)	(Depreciation)	(Depreciation)

SilkRoad, Inc.	$6,337,785	$8,750,000	$2,412,215	$(610,000)	$(110,000)
Metabolon, Inc.	4,000,000	7,180,000	3,180,000	(410,000)	(610,000)
Mode Media Corporation	4,999,999	6,710,000	1,710,001	(790,000)	(140,000)
Zoosk, Inc.	2,999,999	3,630,000	630,001	(340,000)	(160,000)
Deem, Inc.	3,000,000	3,400,000	400,000	(370,000)	(890,000)
Centrify Corporation	2,999,999	3,320,000	320,001	(220,000)	10,000
Harvest Power, Inc.	2,904,526	3,120,000	215,474	100,000	500,000
BrightSource Energy, Inc.	3,274,177	1,598,488	(1,675,689)	22,990	179,943
Tremor Video, Inc.	1,999,997	557,998	(1,441,999)	(314,999)	836,005
MBA Polymers, Inc.	2,000,000	360,000	(1,640,000)	(1,060,000)	(1,740,000)
Suniva, Inc.	2,554,287	330,000	(2,224,287)	(1,350,000)	(1,410,000)
Agilyx Corporation	4,332,356	-	(4,332,356)	-	(1,380,000)

Total portfolio company investments	$41,403,125	$38,956,486	$(2,446,639)	$(5,342,009)	$(4,914,052)

Funds held in escrow from sale of investment	704,101	621,498	(82,603)	5,830	17,140

Total portfolio company financial assets	$42,107,226	$39,577,984	$(2,529,242)	$(5,336,179)	$(4,896,912)

For additional information concerning the Company and its operating and financial results for the three and nine month periods ended September 30, 2015, please refer to the Company’s Quarterly Report on Form 10-Q, which was filed with the SEC on November 12, 2015.

About BDCA Venture, Inc.

BDCA Venture, Inc. (www.BDCV.com) is a closed-end fund regulated as a business development company under the Investment Company Act of 1940. BDCA Venture’s shares are listed on Nasdaq under the ticker symbol “BDCV.”

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect BDCA Venture’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in BDCA Venture’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to BDCA Venture’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, BDCA Venture undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to BDCA Venture’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

CONTACT:
BDCA Venture, Inc.
Investor Relations Contact:
Frederic (Rick) M. Schweiger, 720-489-4912
Chief Executive Officer and President
rschweiger@bdcv.com